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                                   EXHIBIT 10

                    SEVERANCE AGREEMENT FOR ALBERT L. SCHWARZ




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                               SEVERANCE AGREEMENT



     This Severance Agreement ("Agreement") dated this 23rd day of December 1997 between Miami Computer Supply Corporation (the "Corporation"), an Ohio corporation, and Albert L. Schwarz (the "Executive"). The Corporation is sometimes referred to herein as the "Employer."

                                   WITNESSETH

     WHEREAS, the Executive is currently serving as the President of the Corporation pursuant to the terms of an Employment Contract ("Contract"), dated May 30, 1996, and

     WHEREAS, the Executive is also serving as a director of the Corporation, and

     WHEREAS, the Executive is currently being compensated for his services as the President and a director of the Employer as set forth in the Contract, and

     WHEREAS, the Boards of Directors of the Employer and the Executive have mutually determined that it is in the best interests of the Employer to terminate the Executive's employment with the Employer pursuant to the terms of the Contract and for the Executive to voluntarily resign as an officer and a director of the Corporation as of January 1, 1998, and

     WHEREAS, effective January 1, 1998, the parties hereto desire that this Agreement will supersede the terms of the Contract, which shall, on January 1, 1998, become null and void and of no effect, and serve as the full and final settlement of all obligations of the Employer to the Executive relating to all matters pertaining to the Executive's employment by the Employer.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements of the parties hereto, it is mutually understood, stipulated, covenanted and agreed by and between the Employer and the Executive as follows:

     1.   TERMINATION OF EMPLOYMENT CONTRACT AND RESIGNATION AS A DIRECTOR

     The Executive's employment with the Employer and service as a director of the Employer will terminate as of January 1, 1998, and, by execution of this Agreement, the Contract and all rights thereunder are voluntarily terminated effective as of January 1, 1998 and shall thereupon become null and void and of no effect. The Employer and the Executive hereby mutually understand and agree that the Contract and all rights inuring thereunder, shall be terminated as of January 1, 1998, it being agreed that any provisions regarding notice therein are hereby waived by the parties hereto. All rights and obligations of both the Employer and the Executive at and subsequent to January 1, 1998 set forth in the Contract as well as the Split Dollar Agreement entered into between the Executive and the Employer dated December 1, 1995 (the "Split Dollar Agreement") and the Stock Option Agreement ("Stock Option Agreement") between the Executive and the Employer (which represent all agreements relating to the employment of the Executive), shall terminate and shall thereupon become null and void and of no effect. Subsequent to January 1, 1998, the Employer and the Executive shall have only those rights and obligations as set forth in this Agreement.


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     2.   CLAIMS

     The Executive, for himself, his heirs, estate, personal representatives, and assigns, hereby expressly and unconditionally releases and forever discharges the Employer, its successors, assigns, subsidiaries, and affiliates or other related companies, members of its boards of directors, and its officers, employees, servants, and agents (the "Employer Group"), from: (a) any and all claims, issues, or causes of action arising out of, or in any way related to, the Executive's employment with, or separation from, the Employer, and the Contract; and (b) any and all claims which the Executive had, has or may have, whether known or unknown, and of whatever kind or nature, against any or all of them, to the extent such claims arose on or before the date of this Agreement, and the Executive consents and agrees not to sue the Employer Group or any member thereof with respect to the matter set forth in Sections 2(a) and 2(b). The provisions of this Section 2 shall survive the termination of this Agreement.

     3.   SEVERANCE PAYMENT; BENEFITS

     (a) From the January 1, 1998 until and including December 31, 1999, the Executive shall be paid by check mailed to his home address, at such time each month as payment was heretofore made (the "Payment Date"), the amount of $20,000.00 per month, less applicable withholding taxes, if any. If the Executive dies during the term hereof, this Agreement shall terminate and become null and void and of no effect upon the date of Executive's death, except that the Employer shall pay to the Executive's personal representative or estate any cash amounts payable to the Executive which had accrued but had not been paid prior to such date, it being understood that no payment hereunder is due until the Payment Date, and upon the date of the Executive's death all other unpaid amounts as of such date shall be cancelled, terminated and become null and void.

     (b) Upon execution of this Agreement, the Employer agrees to accelerate the vesting of a portion of the Stock Option Award granted to the Executive under the Employer's 1996 Stock Option Plan (the "Plan"), but which remains unvested as of December 5, 1997, to the extent it will provide the Executive with the vested right to purchase 8,500 shares of common stock of the Employer under the original terms of such Stock Option Award. All remaining unvested Stock Option Award granted to the Executive under the Plan shall be cancelled as of such date.

     (c) In addition to the foregoing payments, the Employer also agrees to use its best efforts to continue in full force and effect the health insurance benefits received by the Executive immediately prior to the execution of this Agreement or health insurance benefits substantially similar thereto, through the Executive's current provider or a reasonably equivalent other third party provider (the "Health Insurance Benefits"), which benefits will include coverage for the Executive's spouse from the date hereof until the Executive attains age 65 (the "Health Benefit Period"). The Health Insurance Benefits shall be maintained by the Employer at its expense and shall not exceed the premium amounts paid on behalf of the Executive immediately prior to the date hereof (the "Health Benefit Payment"). If there is any increase in the premium payable to maintain the Executive's Health Insurance Benefits during the Health Benefit Period from that in effect immediately prior to the date hereof, the increased premium portion shall be the Executive's responsibility. In the event that the Employer shall, at any time during the Health Benefit Period, become unable to provide the Health Insurance Benefits to the Executive, the Employer shall pay the Health Benefit Payment directly to the Executive. This is a promise to pay only the Health Benefit Payment, defined above, by the Employer, not a promise of coverage. After the Executive


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attains age 65, the Executive will be granted the right to continue his (and his spouse's) health insurance benefits through the Employer's plan (or such other plan) at his expense. In the event of the Executive's death prior to attaining age 65, the Employer will provide Executive's spouse with health insurance benefits consistent with foregoing terms until such time that Executive would have attained age 65; thereafter the Executive's spouse shall be granted the right to continue her health insurance benefits through the Employer's plan (or such other plan) at her own expense. The provisions of this Section 3(c) shall survive the termination of this Agreement only for the period set forth in this
Section 3(c).

     (d) In addition to the foregoing, the Executive or his designee shall have the right to purchase any split dollar life insurance contracts insuring the life of the Executive, which are owned by the Employer, upon tendering to the Employer an amount equal to the cash surrender value of such policy or policies as determined upon the date such payment is made. This right shall terminate on January 31, 1998. If the foregoing right is not exercised, the Employer in its sole discretion shall have the right to terminate such split dollar life insurance contracts without notice to the Executive and the Executive shall thereupon have no further rights to any interests under said contracts.

     4.   ONGOING COOPERATION

     The Executive agrees that he will remain reasonably available to the Employer as needed to assist in the smooth transition of his duties to one or more other employees of the Employer and without additional compensation to the Executive and to assist in the defense of the Employer's interests in litigation and any other administrative and regulatory proceedings which exist as of the date of this Agreement or which may arise in the future and involve the conduct of the Employer's business activities during the period of the Executive's employment with the Employer. Executive's obligations with respect to transition duties under this Section 4 shall terminate on December 31, 1999; however, Executive's obligations under this Section 4 with respect to the defense of the Employer's interests, described above, shall survive the termination of this Agreement.

     5.   CHANGE IN CONTROL

     The Employer agrees that, if a Change of Control of the Employer occurs prior to December 31, 1999, the Employer shall provide written notice of such Change in Control in advance, if possible, but in no event later than 15 days after learning thereof. Upon the occurrence of a Change of Control of the Employer, the Executive shall have the option, during the one year period following receipt of such notice, to demand that the Employer pay a lump sum amount to him, within 30 days of such demand, equal to the present value of the payments which would be made to him pursuant to this Agreement and upon the payment of such lump sum to the Executive, this Agreement shall thereupon terminate. Such present value calculations shall be based upon the interest rate discount factor which is then in use with respect to present value calculations under the Employer's tax-qualified defined benefit pension plan or as otherwise agreed in writing by the Employer and the Executive. For the purposes of this Section 5, a "Change of Control" of the Employer shall mean (i) that the Corporation shall cease to be a publicly owned corporation, or (ii) any merger or consolidation of the Corporation with or into another entity shall occur as a result of which the stockholders of the Corporation do not retain or acquire fifty percent (50%) or more of the voting capital stock of the resulting party, or (iii) any sale of more than 50% of the total assets of the Corporation in a transaction not in the Corporation's ordinary course of business.


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     The Employer shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer by agreement to expressly assume and agree to perform this Agreement, or any remaining portion thereof, in its entirety. As used in this Section 5, "Employer" shall mean the Employer as hereinbefore defined and any successors to its respective business and/or assets as aforesaid which become bound by all the terms and provisions of this Agreement by operation of law.

     6.   INDEMNIFICATION AND RELEASE

     (a) Subsequent to January 1, 1998, if the Executive is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he was a director and/or officer of the Employer, or is or was serving (during his tenure as director and/or officer) at the request of the Employer, any other corporation, partnership, joint venture, trust or other enterprise in any capacity, whether the basis of such Proceeding is an alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, the Executive shall be indemnified and held harmless by the Employer to the fullest extent permitted or authorized by the Corporation's Amended and Restated Articles of Incorporation and Amended and Restated Rules of Regulations. Expenses incurred by the Executive shall be paid by the Employer in advance of the final disposition of any such Proceeding upon receipt by the Employer of a written undertaking by or on behalf of the Executive to repay all amounts so advanced if it should be determined ultimately that the Executive is not entitled to be indemnified under this Agreement or otherwise. This Section 6(a) shall survive the termination of this Agreement. The provisions of this Section 6 shall be null and void to the extent any Proceeding is based on any acts of the Executive, which acts are determined to be acts of misconduct, which are beyond the scope of the Executive's employment, or which constitute violations of law or regulations. To the best knowledge of the Executive, there are no claims threatened or which are likely to be threatened or prosecuted against the Employer or the Executive for acts or omissions of the Executive during the period of time the Executive was an officer or director of the Employer.

     (b) The Employer hereby expressly and unconditionally releases and forever discharges the Executive, his heirs, estate or personal representative (the "Executive Group") from any and all claims which the Employer had, has or may have, whether known or unknown, and of whatever kind or nature, to the extent such claims arose on or before the date of this Agreement and the Employer agrees not to sue the Executive Group with respect to the matter set forth in this Section 6(b), provided that this provision shall be effective if and only if the Executive substantially and reasonably, based on the Executive's then current health condition, cooperates with the Employer in the investigation, defense or appeal of any claim against the Executive or the Employer. This conditional Section 6(b), together with Section 2, hereof are intended to effect a mutual release of the parties and shall be construed to release the respective parties to the same extent and effect. The provisions of this Section 6(b) shall survive the termination of this Agreement.


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     7.   NON-COMPETITION AND NON-INTERFERENCE

     (a) The Employer has disclosed to the Executive its confidential business plans, marketing strategies, advertising copy, funding sources, wholesale and retail customer lists, equipment sources, financial projections and results and other information in the course of Executive's occupation as an officer of the Employer. This information is generally unknown to the pubic and gives the Employer a competitive advantage over those who do not have access to this information. The Employer has taken and will take care to protect this information from becoming generally known. The Employer has revealed this information to the Executive on the condition that he keep it confidential and will require confidentiality from the Executive and all other persons with access to the information in the future. The information described above, therefore, constitutes valuable trade secrets of the Employer and is referred to below as "Proprietary Information."

     (b) The Employer has and shall retain all exclusive rights in the Proprietary Information. During the term of this Agreement and any extension hereof and for so long after its termination or expiration as permitted by law, the Executive shall not disclose Proprietary Information to any third party or make any commercial or academic use of the Proprietary Information without the express written consent of the Employer which consent may be withheld for any or no reason in the Employer's sole discretion. The Executive's obligation to protect and not to disclose the Proprietary Information under this Section 7 shall not apply to information that was (i) actually known by Executive before being obtained from the Employer; (ii) generally available to the public prior to its disclosure by the Executive, or that becomes generally available to the public through no fault of the Executive; (iii) obtained or acquired by the Executive from a third party in possession of such information which third party is not under an obligation of confidentiality to the Employer; or (iv) ordered by a court of competent jurisdiction to be produced by the Executive, provided, however, that upon the receipt of any such order, the Executive shall immediately notify the Employer in writing of such order and cooperate with the Employer, if so requested, so that an appropriate protective agreement or order may be sought.

     (c) These restrictions on the use and disclosure of Proprietary Information shall survive the expiration or termination of this Agreement, regardless of the grounds or lack of grounds therefor. The parties recognize and agree that, in the event of a threatened or actual breach of this Section 7, the Employer's remedy at law will be inadequate to fully compensate the Employer for its losses. Therefore, the Employer may enforce its rights hereunder by equitable remedies, including without limiting the generality of the foregoing, injunctive relief and specific performance.

     (d) During the term of this Agreement and for twelve (12) months after the termination of this Agreement, the Executive hereby covenants and agrees that, the Executive (and any person or entity controlled by, under common control with or controlling the Executive) will not sell or distribute, directly or indirectly, or be financially or otherwise associated with anyone that sells or distributes computer supplies in an area within a one hundred (100) mile radius of any existing office of the Employer. For purposes of this Section 7(d), "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, affairs, management or policies of such person or entity, whether through personal relationship, the ownership of voting securities or by contract or otherwise.

     (e) The Executive agrees that in the event that the Executive commits a breach or


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threatens to commit a breach of any of the provisions of this Section 7, the
Employer shall have the right and remedy to have the provisions of this Section 7 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause immediate irreparable injury to the Employer and that money damages will not provide an adequate remedy at law for any such breach or threatened breach. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Employer at law or in equity. In addition, if the Executive commits a breach of any of the provisions of this Section 7 the Employer shall have the right to suspend and terminate any of the benefits to the Executive and/or his spouse provided herein.

     (f) If any of the provisions of or covenants contained in this Section 7 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full effect, without regard to the invalid portions or the unenforceability in such other jurisdiction because of the duration or geographic scope thereof, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic scope of such provision or covenants and, in its reduced form, said provision or covenant shall be enforceable; provided, however, that the determination of such court shall not affect the enforceability of this Section 7 in any other jurisdiction.

     (g) The Executive hereby acknowledges and recognizes the highly competitive nature of the business of the Employer and accordingly agrees that, during the term of this Agreement and, in consideration of the receipt of any payment pursuant to this Agreement, for a period of one year following the date of termination of this Agreement, unless otherwise agreed to in writing by the Employer, the Executive shall not, either directly or indirectly, in any manner or capacity, whether as principal, agent, partner, officer, director, employee, joint venturer, salesman, or corporate shareholder or otherwise for the benefit of any Person (as defined below), (i) solicit the rendering of services to any Person of any kind whatsoever who is then or has been at any time during a period of one year prior to the date of the termination of this Agreement (the "Termination Date") a Customer (as defined below), employee, salesperson, agent or representative of the Employer in any manner which interferes or might interfere with the relationship of the Employer with such Person, or in an effort to obtain such Person as a customer, supplier, employee, salesperson, agent or representative of any business in competition with the Employer, or
(ii) for a period of one year following the Termination Date, hire or participate in the hiring by any Person of an employee of the Employee.

          (i) "Person" means any individual, trust, partnership, corporation, limited liability company, association, or other legal entity.

          (ii) "Customer" means any Person with whom the Employer or any subsidiary is currently engaged to provide goods or services, has been engaged to provide goods or services within six (6) months prior to the Termination Date, or actively marketed, discussed a project with, negotiated with, provided a bid to or otherwise communicated with in an effort to obtain an engagement to provide goods or services sold by the Employer or any subsidiary within six (6) months prior to the Termination Date.

     (h) It is expressly understood and agreed that although the Executive and the Employer consider the restrictions contained in Section 7 of this Agreement reasonable for the purpose of preserving for the Employer its good will and other proprietary rights, if a final judicial


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determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 7 of this Agreement is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Section 7 of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

     8.   REPRESENTATION

     The Employer and the Executive represent that they have reviewed this Agreement, and that each of them is fully aware of the contents of this Agreement and of its legal effect, and acknowledge that this is a legally valid and binding obligation of the parties. The Executive represents and acknowledges that the Employer has advised him to consult his personal legal and tax representatives prior to executing this Agreement. The Executive has obtained and utilized his own counsel in negotiating this Agreement.

     9.   ENTIRE AGREEMENT

     This Agreement incorporates the entire understanding among the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes any prior agreements between the Employer and the Executive with respect to the subject matter hereof, including without limitation, as of the date hereof, the Contract, the Split Dollar Agreement and the Stock Option Agreement, and no understandings, arrangements or discussions, written or oral, shall have any effect hereon and shall not be used to determine or interpret the meaning of this Agreement. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

     10.  SEVERABILITY

     Should any term or provision or portion of such provision of this Agreement be invalid or unenforceable because of the scope thereof or the period covered thereby or otherwise, such term, provision or portion of such provision shall be deemed to be reduced and limited to enable the Employer to enforce it to the maximum extent permissible under the laws and public policies applied under the jurisdiction in which enforcement is sought. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.

     11.  AMENDMENT

     No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.


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     12.  SUCCESSORS

     This Agreement shall be binding upon and inure to the benefit of the Executive and, to the extent provided for herein, of the Executive's heirs, estate, executors, administrators and personal representatives and shall also be binding upon and inure to the benefit of the successors, assigns, subsidiaries and affiliates of the Employer. This Agreement is personal to the Executive and may not be assigned by him except as otherwise specified herein.

     13.  GOVERNING LAW

     This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Corporation have caused this Agreement to be executed by its duly authorized officers, and the Executive has hereunto set his hand as of the date first above written.

                              MIAMI COMPUTER SUPPLY CORPORATION

Attest:


                                   By:
-----------------                       ---------------------------
Thomas C. Winstel                            Anthony W. Liberati
Secretary                                    Chairman of the Board


                                        EXECUTIVE


                                        By:
                                            -----------------------
                                            Albert L. Schwarz


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